Exhibit (a)(ix) under Form N-1A

                                           Exhibit 3(i) under Item 601/ Reg. S-K



                                     AMENDMENT #9

                             TO THE RESTATED AND AMENDED

                                 DECLARATION OF TRUST



                         FEDERATED INCOME SECURITIES TRUST



                                Dated May 19, 2000



            This Declaration of Trust is amended as follows:



     Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:



     "Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:



                  Federated Short-Term Income Fund

                        Institutional Service Shares

                        Institutional Shares

                  Federated Intermediate Income Fund

                        Institutional Service Shares

                        Institutional Shares

                  Federated Fund for U. S. Government Securities

                        Class A Shares

                        Class B Shares

                        Class C Shares"



            The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 28th day of June, 2002.



            WITNESS the due execution hereof this 28th day of June, 2002.



/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.

John F. Donahue                     Lawrence D. Ellis, M.D.



/s/ Thomas G. Bigley                /s/ Peter E. Madden

Thomas G. Bigley                    Peter E. Madden



/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.

John T. Conroy, Jr.                 Charles F. Mansfield, Jr.



/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.

Nicholas P. Constantakis            John E. Murray, Jr.



/s/ John F. Cunningham              /s/ Marjorie P. Smuts

John F. Cunningham                  Marjorie P. Smuts



/s/ J. Christopher Donahue          /s/ John S. Walsh

J. Christopher Donahue              John S. Walsh